Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Institutional Short-Intermediate Government Fund and Fidelity Real Estate High Income Fund series of Fidelity Advisor Series IV (the "Trust"), filed as part of this Post-Effective Amendment No. 87 to the Trust's Registration Statement on Form N-1A (File Nos. 002-83672 and 811-03737) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 84 to the Registration Statement.

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

January 25, 2006